Independent Auditors' Consent


The Board of Directors
Percon Incorporated:

We consent to the incorporation by reference on Form S-8 (No. 333-09391) of Percon Incorporated of our report dated January 27, 1999, relating to the consolidated balance sheet of Percon Incorporated and subsidiaries as of December 31, 1998, and the related consolidated statements of income, shareholders' equity, and cash flows, for the year ended December 31, 1998, which report appears in this annual report on Form 10-KSB.

                                       KPMG PEAT MARWICK LLP


Portland, Oregon
March 29, 1999